UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware	1-14120	52-1611421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey  08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 25, 2019, Blonder Tongue Laboratories, Inc. (the “Company”), R. L. Drake Holdings, LLC, a wholly-owned subsidiary of the Company, Blonder Tongue Far East, LLC, a wholly-owned subsidiary of the Company and MidCap Business Credit LLC (“MidCap”) entered into a Loan and Security Agreement (All Assets) (the “Original Agreement”), which was subsequently amended by a Consent and Amendment to Loan Agreement and Loan Documents dated as of April 7, 2020 (the “First Amendment”), a Second Amendment to Loan Agreement dated as of January 8, 2021 (the "Second Amendment"), a Third Amendment to Loan Agreement dated as of June 14, 2021 (the "Third Amendment") and a Fourth Amendment to Loan Agreement dated as of July 30, 2021 (the "Fourth Amendment" and together with the Original Agreement, the First Amendment, the Second Amendment and the Third Amendment, the “Loan Agreement”).

The parties have entered into a Fifth Amendment to Loan Agreement, dated as of August 26, 2021, (the "Fifth Amendment"), which revised the Loan Agreement to, among other things (i) provide for an over-advance facility in the maximum amount of $400,000, (ii) defer the monthly incremental increase to the existing availability block and (iii) modify the Loan Agreement's definition of “Minimum EBITDA Covenant Trigger Event (with such amendment to the definition retroactive to and as of August 1, 2021). All other substantive terms of the Loan Agreement continue in full force and effect. The Company expects to use the proceeds received under the over-advance facility for working capital and general corporate purposes in the ordinary course of its business.

The foregoing summary of the Fifth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, the Original Agreement is attached as an exhibit to our Current Report on Form 8-K filed on October 30, 2019, the First Amendment is attached as an exhibit to our Current Report on Form 8-K filed on April 9, 2020, the Second Amendment is attached as an exhibit to our Current Report on Form 8-K filed on January 11, 2021, the Third Amendment is attached as an exhibit to our Current Report on Form 8-K filed on June 15, 2021 and the Fourth Amendment is attached as an exhibit to our Current Report on Form 8-K filed on August 2, 2021. We encourage you to read each of the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment in its entirety.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Midcap Loan Agreement

The information contained in Item 1.01 above with respect to the Fifth Amendment is hereby incorporated by reference into this Item 2.03. Upon a default under the Loan Agreement, as amended, including the non-payment of principal or interest, the obligations of the borrower may be accelerated and MidCap may pursue its rights under the Loan Agreement, as amended, and the related pledge agreement, security agreement and guaranty agreement, and under the Uniform Commercial Code and/or any other applicable law or in equity.

Promissory Note

In connection with the fulfillment of certain of the Company's purchase orders, the Company is financing expediting fees charged in connection with the purchase orders by delivering a promissory note (the “Note”) to the supplier of the goods, in the principal amount of $630,111. The Note is unsecured and has an interest rate of 12% per annum. The Company is obligated to repay the principal balance of the note beginning in September 2021 and continuing thereafter for an additional five consecutive monthly installments on the 15th day of each successive calendar month, as follows: September 2021, $100,000, October 2021, $100,000, November 2021, $100,000, December 2021, $100,000, January 2022, $100,000 and February 2022, 140,371.02. Accrued interest will be paid concurrently with each principal installment. Upon a default under the Note, including the non-payment of principal or interest, the Company's obligations may be accelerated and the Note holder may pursue its rights under the Note and under applicable law.

The foregoing summary of the Note is not complete and is qualified in its entirety by reference to the copy of the Note, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Fifth Amendment to Loan Agreement, dated August 26, 2021.

10.2*	Promissory Note dated August 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain confidential information contained in this exhibit, market by brackets, has been omitted because the information (i) is not material and (ii) would be competitively harmful if disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: August 30, 2021

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